SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

Ampco-Pittsburgh Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Bell Avenue, Suite 301, Carnegie, PA	15106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on December 2, 2015, Ampco-Pittsburgh Corporation, a Pennsylvania corporation (“Ampco”), and Ampco UES Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Ampco (collectively, “Buyers”), entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) with Altor Fund II GP Limited, a company duly incorporated and organized under the laws of Jersey (“Altor”), and Åkers Holding AB, a company limited by shares incorporated in Sweden (“Seller”). Pursuant to the Purchase Agreement, Buyers agreed to acquire from Seller (the “Acquisition”) all of the outstanding stock of Åkers AB, a company limited by shares incorporated in Sweden (“ÅAB”), Åkers Sweden AB, a company limited by shares incorporated in Sweden, Rolls Technology, Inc., a Delaware corporation, Åkers Valji Ravne d.o.o., a private limited liability company incorporated in Slovenia, and each of their respective subsidiaries (together, the “Acquired Companies”). The Acquired Companies are engaged in the businesses of manufacturing cast and forged steel rolls.

The Purchase Agreement provides for the payment of aggregate consideration of $80,000,000, subject to certain adjustments (the “Purchase Price”), including, but not limited to, a net working capital adjustment. The Purchase Price will be used, in part, to repay debt owed by ÅAB and Seller to Svenska Handelsbanken AB (publ) (“SHB”). The Purchase Price will consist of: (i) $30,000,000 in cash; (ii) a $20,000,000 converting note (the “Converting Note”); and (iii) two subordinated promissory notes in the aggregate initial principal balance of $30,000,000 (the “Notes”) to be issued at the closing of the Acquisition (the “Closing”).

The Purchase Price is expected to be funded through a combination of cash on hand and bank debt, including borrowings on new or existing revolving credit facilities. Buyers’ obligations under the Purchase Agreement are not conditioned on the receipt of financing.

The Closing is expected to occur in the first quarter of 2016, subject to the satisfaction of customary closing conditions, including, but not limited to, obtaining merger control clearance for the Acquisition (although the parties may agree to waive this condition).

Upon the Closing, (i) both of the Notes will be issued to SHB, and SHB will then immediately endorse and transfer one of the Notes to Altor and (ii) the Converting Note will be issued to SHB, and SHB will then immediately endorse and transfer the Converting Note to Altor.

Immediately upon the endorsement and transfer of the Converting Note to Altor, the initial principal amount of the Converting Note will automatically convert into the number of shares of Ampco’s common stock, par value $1.00 per share (the “Common Stock”), determined by dividing $20,000,000 by the daily volume weighted average price of the Common Stock on the New York Stock Exchange (“NYSE”) on each of the ten consecutive trading days prior to December 2, 2015 and each of the ten consecutive trading days after December 2, 2015, provided that in no event may the number of shares exceed the maximum number of shares that may be issued by Ampco without the approval of Ampco’s shareholders under the applicable United States securities laws and the rules of the NYSE (the “Consideration Shares”). To the extent the value of the Consideration Shares is less than $20,000,000, the difference will be added to the initial principal balance of the Notes.

The Consideration Shares are expected to be subject to a Shareholder Support Agreement, to be entered into by and between Ampco and Altor at the Closing and pursuant to which, among other things, it is expected that: (i) Altor will have the right to designate one nominee and one observer to Ampco’s board of directors; (ii) the Consideration Shares will be subject to customary transfer restrictions and limited standstill provisions; and (iii) Altor will have customary registration rights with respect to the Consideration Shares.

The Purchase Agreement contains customary representations and warranties of Buyers and Seller. Each party has agreed to various covenants and agreements, including, among others, in the case of Seller to conduct its business in the ordinary course of business during the period between the execution of the Purchase Agreement and the completion of the Acquisition. The Purchase Agreement also provides that Seller will indemnify Buyers for certain liabilities associated with the business of the Acquired Companies and contains other indemnification provisions which are believed to be customary for a transaction of this type. The parties’ respective indemnification obligations are subject to various limitations, including, among other things, deductibles, caps, and time limitations. Buyers have obtained “representation and warranty” insurance, which provides coverage for certain breaches of representations and warranties of Seller and Altor contained in the Purchase Agreement, subject to exclusions, deductibles, and other terms and conditions. Buyers would be required to make certain indemnification claims under the representations and warranties insurance policy prior to making claims against Seller or Altor.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is incorporated herein by reference as Exhibit 2.1. The Purchase Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business, or operational information about the Buyers, Seller, or Altor. The representations, warranties, and covenants contained in the Purchase Agreement are made only for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of the Buyers, Seller, or Altor. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The proposed issuance of the Converting Note and Consideration Shares, in accordance with the terms and conditions of the Purchase Agreement described in Item 1.01 above, is expected to occur pursuant to the exemption from registration provided by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (“Securities Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and applicable state blue sky laws. We made this determination based on representations to be made by Altor in the Shareholder Support Agreement, including that Altor is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number

2.1	Share Sale and Purchase Agreement, dated December 2, 2015, between Ampco-Pittsburgh Corporation, Ampco UES Sub, Inc., Altor Fund II GP Limited, and Åkers Holding AB.*

*	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Ampco-Pittsburgh Corporation agrees to furnish supplementally a copy of any omitted schedules and exhibits to the SEC upon request; provided, however, that Ampco-Pittsburgh Corporation reserves the right to request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

By:	/s/ Marliss D. Johnson
Marliss D. Johnson
Chief Financial Officer and Treasurer

Dated: December 8, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Sale and Purchase Agreement, dated December 2, 2015, between Ampco-Pittsburgh Corporation, Ampco UES Sub, Inc., Altor Fund II GP Limited, and Åkers Holding AB.*

*	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Ampco-Pittsburgh Corporation agrees to furnish supplementally a copy of any omitted schedules and exhibits to the SEC upon request; provided, however, that Ampco-Pittsburgh Corporation reserves the right to request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.